Exhibit 10.47

AMENDMENT NO. 1
TO THE
EDUCATION REALTY TRUST, INC.
2004 INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the to the Education Realty Trust, Inc. 2004 Incentive Plan (the “Plan”), is made as of March 11, 2010 by the Compensation Committee (the “Committee”) of the Board of Directors of Education Realty Trust, Inc., a Maryland corporation.  All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Plan.

The Plan is hereby amended as follows:

1.           The final sentence of Section 3 is amended and restated as follows:

Notwithstanding anything herein to the contrary, no Participant may be granted Incentive Awards (excluding Restricted Stock Awards subject only to time-based vesting restrictions) covering an aggregate number of Shares in excess of one hundred thousand (100,000) in any calendar year, and any Shares subject to an Incentive Award which again become available for use under this Plan after the cancellation, expiration or exchange of such Incentive Award thereafter shall continue to be counted in applying this calendar year Participant limitation.

2.           All other terms and conditions of the Plan shall be unchanged and remain in full force and effect.

Signature Page Follows

IN WITNESS WHEREOF, the Committee has executed this Amendment as of the day and year first above written.

/s/ Monte J. Barrow
Monte J. Barrow

/s/ William J. Cahill, III
William J. Cahill, III

/s/ John L. Ford
John L. Ford

/s/ Howard A. Silver
Howard A. Silver